Exhibit 10.1

PROMISSORY NOTE

$6,000,000.00	October 1, 2018

FOR VALUE RECEIVED, the undersigned, CTL Medical Corporation, a Delaware corporation (“Maker”), promises to pay to the order of AMEDICA CORPORATION, a Delaware corporation (“Payee”), the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or so much thereof as shall be advanced, on demand, or if no demand is sooner made, then at the maturity of this Promissory Note (as may be amended, modified or supplemented, this “Note”), with interest on the unpaid balance thereof from the date of this Note until maturity at the rate or rates specified below, both principal and interest payable as provided below in lawful money of the United States of America at the address of Payee set forth below or at such other place as from time to time may be designated by the holder of this Note.

I. Asset Purchase Agreement

This Note is executed and delivered in accordance with Section 2.1(b) of that certain Asset Purchase Agreement dated as of September 5, 2018, by and among Maker, as buyer, and Payee and US SPINE, INC., a Delaware corporation, collectively, as seller (the “Agreement”). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

II. Interest Rates and Payments

Provided no Event of Default occurs and continues beyond any applicable notice and cure periods, the unpaid principal of this Note from time to time outstanding shall bear no interest prior to maturity. As used in this Note, “Event of Default” means the occurrence and continuance of any one or more of the following events:

(a) Any representation or warranty made or deemed made by or on behalf of the Maker to the Payee under this Note, any other Loan Document (as hereinafter defined), or any certificate delivered in connection with this Note or any other Loan Document shall be materially false on the date made or confirmed;

(b) Maker shall default in the payment of any amounts due hereunder and such default remains uncured for ten (10) days following written notice thereof to Maker, provided, however, that if Maker has received one (1) such written notice within the preceding twelve (12) months, Maker shall not be entitled to any additional notice and cure periods for payment defaults occurring within said twelve-month period;

(c) The material breach by the Maker of any of the other terms or provisions of this Note and such breach continues for fifteen (15) calendar days after Maker’s receipt of written notice thereof;

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(d) The Maker or any guarantor of the obligations of the Maker to the Payee under this Note or any other Loan Documents (each, a “Guarantor”) shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator, or similar official for it or substantially all of its property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, action to authorize or effect any of the foregoing actions, (vi) fail to contest in good faith any appointment or proceeding described in subsection (d) below, or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due;

(e) Without the application, approval, or consent of the Maker or Guarantor, as applicable, a receiver, trustee, examiner, liquidator, or similar official shall be appointed for the Maker, any Guarantor, or any substantial portion of its property, or a proceeding described in subsection (c) above shall be instituted against the Maker or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days;

(f) The occurrence of any “default,” as defined in the Security Agreement (as hereinafter defined), or the breach of any of the terms or provisions of the Security Agreement, which default or breach continues beyond any period of grace therein provided; or

(g) Daniel Chon (a “Guarantor”) fails to comply with any of the terms or provisions of the guaranty to which he is a party and which guarantees the Maker’s obligations under this Note (the “Guaranty”), or Guarantor repudiates or purports to revoke his Guaranty, or Guarantor denies that he has any further liability under the Guaranty during the term thereof or gives notice to such effect.

Monthly payments equal to One Hundred Thirty-Eight Thousand Eight Hundred Eighty-Eight and 88/100 Dollars ($138,888.88) covering the unpaid principal balance of this Note shall be due and payable in arrears commencing on November 1, 2018, and on the same day of each succeeding calendar month until April 1, 2020. Monthly payments equal to One Hundred Ninety-Four Thousand Four Hundred Forty-Four and 44/100 Dollars ($194,444.44) covering the unpaid principal balance of this Note shall be due and payable in arrears commencing on May 1, 2020, and on the same day of each succeeding calendar month until October 1, 2021, on which date all unpaid principal of and accrued interest on this Note, if any, shall be due and payable.

If any payment shall not be paid when due and shall remain unpaid for ten (10) calendar days, Maker shall pay an additional charge equal to five percent (5%) of the delinquent payment, or the Maximum Rate, whichever is less. Maker agrees to pay a returned check charge of $30.00 for any loan payment (whether by check or automatic payment) returned for insufficient funds or returned as unpaid.

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All principal payments which are past due under this Note shall bear interest from maturity or upon acceleration at the lesser of eighteen percent (18%) per annum or the applicable Maximum Rate.

“Business Day” means a day on which the office of the holder of this Note at which payments under this Note are to be made is open for business. Payments received after the cut-off times established by the holder of this Note from time to time or on weekends or bank holidays will be credited as of the next Business Day.

The term “Maximum Rate”, as used herein, shall mean, with respect to each holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may under applicable law be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Utah applicable to such holder and such indebtedness or, to the extent allowed by law under such applicable laws of the United States of America and State of Utah which may hereafter be in effect, which allow a higher maximum non-usurious interest rate than applicable laws now allow; provided, that in determining the Maximum Rate, due regard shall be given, to the extent required by applicable law, to any and all relevant payments, fees, charges, deposits, balances, agreements and calculations which may constitute or be deemed to constitute interest, or be deducted from principal to calculate the interest rate or otherwise affect interest rate determinations, so that in no event shall the Payee contract for, charge, receive, take, collect, reserve or apply, on the Note, any amount in excess of the maximum non-usurious rate of interest permitted by applicable law. The Maximum Rate shall not be limited to the applicable rate ceiling in Utah state law if Federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

Maker shall have the right to prepay, without penalty, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note. Any partial prepayments of principal shall be applied to installments thereof in the inverse order of maturity.

III. Security

This Note is secured by a Security Agreement (as amended, modified, or supplemented, the “Security Agreement”) of even date herewith to which reference is made for a description of the collateral covered thereby (the “Collateral”) and the nature and extent of the rights and powers of the holder of this Note in respect of Collateral.

IV. Right to Accelerate Upon Default

The holder of this Note shall have the right of declaring the principal balance hereof and the interest accrued hereon to be immediately due and payable upon the occurrence of an Event of Default or a similar event of default defined in the Security Agreement or Guaranty (which default remains uncured beyond any applicable notice, grace, and/or cure period, if any). This Note, the Security Agreement, and the Guaranty are sometimes referred to herein collectively as the “Loan Documents.”

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V. Usury Savings Provision

In no event shall interest contracted for, charged, or received hereunder, if any, plus any other charges in connection herewith which constitute interest, exceed the Maximum Rate. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the Maximum Rate shall be applied by the holder of the Note to reduce the unpaid Principal Balance evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest for any time contracted for, charged, or received from Maker in connection with this Note and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

VI. Set-Off Permitted

Notwithstanding anything to the contrary in this Note or any other Loan Document, and without prejudice to any other right or remedy it has or may have, Maker may set off, deduct, or recoup any amounts it owes to Payee hereunder against any amounts Payee owes to Maker or its affiliates under the Agreement, in accordance with Article 8 of the Agreement.

VII. Miscellaneous

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate, or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors, and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon, all the costs and expenses of the holder in enforcing this Note including, without limitation, reasonable attorneys’ fees and legal expenses.

This Note and the rights, duties, and liabilities of the parties hereunder or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed by and construed in accordance with the law of the State of Utah and the law of the United States applicable to transactions within such State.

No amendment of this Note shall be binding unless expressed in a writing executed by Maker and the holder of this Note.

MAKER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN SALT LAKE COUNTY, UTAH OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN SALT LAKE COUNTY, UTAH MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE SECURITY AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

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This Note has been executed by Maker and is effective for all purposes as of the date set forth above.

Maker’s Address:	MAKER:

CTL Medical	CTL MEDICAL CORPORATION
4550 Excel Parkway	A Delaware corporation
Suite 300
Addison, Texas 75001

	By:	/s/ Daniel Chon
Daniel Chon
President

Payee’s Address:

Amedica Corporation
1885 West 2100 South
Salt Lake City, Utah 84119
Attention: David O’Brien

PROMISSORY NOTE – Signature Page